LSB INDUSTRIES, INC.                  Exhibit 11.1
                                                                     Page 1 of 2
                     PRIMARY EARNINGS PER SHARE COMPUTATION

                                                 Quarter ended March 31,
                                                  1997         1996
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from beginning
     of period                                  12,975,356  12,911,447
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                               -         270
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                  13,440           -
    Purchases of treasury stock;
     calculated on weighted average
     basis                                         (13,972)       (330)
                                               ___________  __________
                                                12,974,824  12,911,387

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                          -           -
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                         -           -
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                                -           -
                                               ___________  __________
                                                         -           -
                                               ___________  __________
                                                12,974,824  12,911,387
                                               ===========  ==========
Earnings for primary earnings per share:
  Net earnings (loss)                          $(5,437,954) $ (531,218)
  Dividends on cumulative preferred stocks         (60,000)    (75,520)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)       (743,438)   (743,438)
                                               ___________  __________
 Earnings (loss) applicable to common stock    $(6,241,392) (1,350,176)
                                               ===========  ==========
 Earnings (loss) per share                           $(.48)      $(.10)



                              LSB INDUSTRIES, INC.                  Exhibit 11.1
                                                                     Page 2 of 2
                  FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     Quarter ended March 31,
                                                       1997          1996
                                                     ----------  -----------
Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share                   12,974,824   12,911,387
  Shares issuable upon exercise of
    options and warrants                                      -            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price
    for the quarter if greater than
    the average)                                              -            -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
    actual conversion                                         -            -
  Common shares issuable upon conversion
    of convertible note payable                               -            -
  Common shares issuable upon conversion
    of convertible preferred stock, if
    dilutive, from date of issue:
      Series B                                                -            -
                                                    ___________   __________
                                                     12,974,824   12,911,387
Earnings for fully diluted earnings                 ===========   ==========
  per share:
  Net earnings (loss)                               $(5,437,954) $  (531,218)
  Dividends on cumulative convertible preferred
    stocks:
     Series B                                           (60,000)     (75,520)
     Series 2 Class C                                  (743,438)    (743,438)
                                                    ___________   __________
  Earnings (loss) applicable to common stock        $(6,241,392  $(1,350,176)
                                                    ===========  ===========
  Earnings (loss) per share                              $(.48)       $(.10)
                                                         =====        =====